Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Contact:  Carmen Duarte

Phone:	781.332.7268
Email:	cduarte@onebeacon.com
Website:	www.onebeacon.com

ONEBEACON AGREES TO SELL AUTOONE BUSINESS

Minnetonka, Minn. (August 31, 2011) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today announced that it has entered into a definitive agreement to sell its AutoOne business to Interboro Holdings, Inc.

OneBeacon formed AutoOne in 2001 to provide products and services to automobile assigned risk markets primarily in New York and New Jersey. AutoOne is part of OneBeacon’s Other Insurance Operations, which also include OneBeacon’s Runoff business. The sale does not impact OneBeacon’s ongoing Specialty Insurance Operations.

OneBeacon will transfer to the buyer AutoOne Insurance Company and AutoOne Select Insurance Company which will contain the assets, liabilities (including loss reserves and unearned premium reserves), and the equity capital of the business, and will transfer substantially all of the AutoOne infrastructure including staff, systems and office space. The transaction is expected to close in the fourth quarter of 2011, subject to regulatory approvals. OneBeacon expects to record a charge of approximately $28 million pre-tax ($18 million after tax) in its third quarter financial statements reflecting the estimated loss on the sale of AutoOne.

Said OneBeacon CEO Mike Miller, “This transaction allows us to continue our focus on our higher performing specialty operations, while aligning AutoOne with an owner committed to serving the personal automobile insurance market.”

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. The company’s businesses include OneBeacon Professional Insurance, International Marine Underwriters, OneBeacon Accident Group, OneBeacon Entertainment, OneBeacon Energy Group, OneBeacon Government Risks, A.W.G. Dewar (tuition refund), collector cars and boats written through Hagerty Insurance Agency, OneBeacon Technology Insurance, OneBeacon Specialty Property, OneBeacon Property and Inland Marine and OneBeacon Excess and Surplus Lines. The company also offers products and services to assigned risk markets through its AutoOne division. OneBeacon’s insurance businesses are national in scope.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2010 filed February 28, 2011.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.